UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2006

EAGLE BROADBAND, INC.
(Exact name of registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation or organization)	1-15649 (Commission File Number)	76-0494995 (I.R.S. Employer Identification Number)

101 COURAGEOUS DRIVE
LEAGUE CITY, TEXAS 77573
(Address of principal executive offices) (Zip Code)

(281) 538-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2006, the company entered into a settlement agreement with The Tail Wind Fund Ltd. (“Tail Wind”) to settle a lawsuit filed in June 2004 by Tail Wind against the company and its subsidiary, Link-Two Communications, Inc. As previously reported by the company, Tail Wind claimed the company breached several agreements and sought damages of approximately $25 million. As of August 31, 2005, the end of the company’s fiscal year, the company had accrued $5 million in expenses for this lawsuit. This amount is included in accrued expenses in the August 31, 2005 consolidated balance sheet filed with the company’s Annual Report on Form 10-K for the year ended August 31, 2005.

The settlement is for an aggregate amount of $5 million, payable in a combination of cash, stock and convertible notes as follows:

•	A cash payment of $100,000 on March 1, 2006.

•	A promissory note in the amount of $400,000, payable in 24 equal monthly installments beginning April 3, 2006.

•
Subject to the approval of an increase in the company’s authorized shares by its shareholders and listing approval by the American Stock Exchange, the issuance of shares of the company’s common stock in an amount equal to $1,750,000 divided by the closing price of the stock on the trading day immediately preceding the stock issuance (“Stock Payment”). The failure to deliver these shares by certain dates will require the company to make cash payments in lieu of issuing shares, which payments are described below.

•
The issuance of a convertible promissory note (“Convertible Note A”) in the original principal amount of $1,000,000, due March 1, 2008, and convertible into shares of the company’s common stock as described below.

•
The issuance of a convertible promissory note (“Convertible Note B”) in the original principal amount of $1,750,000, due March 1, 2008, and convertible into shares of the company’s common stock as described below.

$1,750,000 Stock Payment
In the event the Stock Payment is not made by June 20, 2006, the company will be required to make a cash payment of $250,000 to Tail Wind. Additional cash payments of $250,000 each are due on August 20, October 20 and December 20, 2006, if the Stock Payment has not been made by any of these dates. Any of the foregoing cash payments made by the company will reduce the $1,750,000 Stock Payment by such payment amounts. In the event the Stock Payment is not made by December 20, 2006, Tail Wind has the right to effect an entry of judgment against the company in the New York County Supreme Court for the unpaid portion of the Stock Payment.

$1,000,000 Convertible Note A
Beginning March 1, 2007, Tail Wind has the right to convert the original principal amount due under the Convertible Note A into shares of the company’s common stock at a conversion price equal to the daily volume weighted average price of the stock for the ten trading days immediately preceding the conversion date. Tail Wind’s right to convert is limited to five percent (5%) of the original principal amount during any calendar month. On the maturity date, the company has the option to pay any principal amount balance then outstanding in cash or convert such balance into common stock at a conversion price equal to 95% of the daily volume weighted average price of the stock for the ten trading days immediately preceding the maturity date. The company’s right to convert is subject to the shares issuable upon conversion being freely tradable; meaning that (i) the shares must have been approved for listing by the American Stock Exchange and (ii) the shares may be sold pursuant to an effective registration statement or there exists a valid exemption from registration.

$1,750,000 Convertible Note B
Beginning one month after the registration statement registering the shares underlying the Convertible Note B is declared effective by the SEC, Tail Wind is required to convert at least $100,000 (subject to certain trading volume limitations) of the original principal amount each month into shares of the company’s common stock at a conversion price equal to the daily volume weighted average price of the stock for the ten trading days immediately preceding the conversion date. At any time Tail Wind may, at its election, convert the entire original principal amount into shares at a conversion price equal to the daily volume weighted average price of the stock for the ten trading days immediately preceding the conversion date. On the maturity date, the company has the option to pay any principal amount balance then outstanding in cash or convert such balance into its common stock at a conversion price equal to 95% of the daily volume weighted average price of the stock for the ten trading days immediately preceding the maturity date. The company’s right to convert is subject to the shares issuable upon conversion being freely tradable; meaning that (i) the shares must have been approved for listing by the American Stock Exchange and (ii) the shares may be sold pursuant to an effective registration statement or there exists a valid exemption from registration.

Registration Rights
The company has agreed to file a registration statement with the SEC registering the shares issuable as the Stock Payment and the shares underlying both convertible notes. With respect to the convertible notes, the company is required to register an amount of shares equal to 120% of the shares issuable upon full conversion thereof at a conversion price calculated as of the filing date.

Conditions and Limitations
The effectiveness of the settlement agreement is conditioned upon the approval by a court after a hearing upon the fairness of such terms and conditions as contemplated by Section 3(a)(10) of the Securities Act of 1933, as amended, which approval the company and Tail Wind have agreed to promptly seek. In addition, all of the share issuances described above are subject to a limitation on the amount of shares Tail Wind may own at any point in time. In no event may Tail Wind receive a number of shares that would cause Tail Wind’s ownership of the company’s common stock to exceed 9.9% of the shares outstanding immediately after such issuance.

In consideration of the foregoing, Tail Wind will release Eagle Broadband, Inc. and Link-Two Communications, Inc. from all demand, claims, and liabilities existing prior to the date of the settlement agreement. In addition, the pending litigation will be dismissed with prejudice following the satisfaction of certain of the conditions of the settlement agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

$400,000 Promissory Note
The company is required to make 24 monthly payments of $16,666.67 on the first business day of each month beginning on April 1, 2006. The promissory note may be accelerated upon the occurrence of any of the following events of default: (i) a default in payment of which continues for more than five business days after the due date thereof; (ii) the occurrence of a Change in Control Transaction (as defined in the promissory note); (iii) failure by the company for fifteen (15) days after written notice to comply with any material provision of any of the promissory note, the convertible notes or the settlement agreement; (iv) a material breach by the company of its representations or warranties in the settlement agreement; (v) any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the company for in excess of $100,000 or for money borrowed the repayment of which is guaranteed by the company for in excess of $100,000, excluding the note payable to H. Dean Cubley.

$1,000,000 Convertible Note A
On March 1, 2008, the company is required to pay the outstanding original principal balance of the Convertible Note A if the company is not otherwise able or willing to convert such balance into shares of its common stock as described above. The Convertible Note A may be accelerated upon the occurrence of any of the following events of default: (i) a default in payment which continues for more than five business days after the due date thereof; (ii) a default in the timely issuance of conversion shares upon and in accordance with terms thereof, which default continues for five business days after the company has received written notice informing the company that it has failed to issue shares or deliver stock certificates within the fifth day following the conversion date; (iii) failure by the company for fifteen (15) days after written notice to comply with any material provision of any of the Convertible Note A, the promissory note, the Convertible B Note or the settlement agreement; (iv) a material breach by the company of its representations or warranties in the settlement agreement; (v) any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the company for in excess of $100,000 or for money borrowed the repayment of which is guaranteed by the Company for in excess of $100,000, excluding the note payable to H. Dean Cubley.

$1,750,000 Convertible Note B
On March 1, 2008, the company is required to pay the outstanding original principal balance of the Convertible Note B if the company is not otherwise able or willing to convert such balance into shares of its common stock as described above. The Convertible Note B may be accelerated upon the occurrence of any of the following events of default: (i) a default in payment which continues for more than five business days after the due date thereof; (ii) a default in the timely issuance of conversion shares upon and in accordance with terms thereof, which default continues for five business days after the company has received written notice informing the company that it has failed to issue shares or deliver stock certificates within the fifth day following the conversion date; (iii) failure by the company for fifteen (15) days after written notice to comply with any material provision of any of the Convertible Note B, the promissory note, the Convertible A Note or the settlement agreement; (iv) a material breach by the company of its representations or warranties in the settlement agreement; (v) any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the company for in excess of $100,000 or for money borrowed the repayment of which is guaranteed by the Company for in excess of $100,000, excluding the note payable to H. Dean Cubley.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to Items 1.01 and 2.03 of this Form 8-K for a description of the transaction, pursuant to which unregistered shares of the company’s common stock may be issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BROADBAND, INC.
(Registrant)

/s/ DAVID MICEK
David Micek
President and Chief Executive Officer

DATE: February 16, 2006